UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21203 (Commission File Number)	33-0086628 (IRS Employer Identification No.)

28 Executive Park, Suite 200
Irvine, California 92614
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement

     On February 10, 2005, in connection with the closing of the transactions discussed in Item 2.01 below, Diedrich Coffee, Inc., along with two of its wholly-owned subsidiaries, Gloria Jean’s Gourmet Coffees Corp. and Gloria Jean’s Gourmet Coffees Franchising Corp. (collectively, the “Company”), entered into three material agreements. The agreements, a Roasting License Agreement, a Trademark License Agreement and a Consulting Agreement, provide for the payment to the Company of an aggregate of approximately $7.0 million over the next six years.

     Pursuant to the Roasting License Agreement, which is filed herewith as Exhibit 10.1, the Company has agreed to license Jireh International Pty. Ltd. (“Jireh”) the exclusive right to roast, blend, flavor and package gourmet coffees under the Gloria Jean’s brand name for sale to Gloria Jean’s customers in all countries of the world other than the United States and Puerto Rico. The agreement requires the payment of a license fee of $480,000 per year in each of the first five years of the agreement and a payment of $850,000 in the final year of the agreement. The total amount due to the Company under this agreement over the next six years is $3,250,000.

     Pursuant to the Trademark License Agreement, which is filed herewith as Exhibit 10.2, the Company has agreed to license the use of certain trademarks and applications to Jireh and its affiliates. The agreement requires the payment of $400,000 during each of the first four years of the agreement, $1,400,000 during the fifth year of the agreement and $50,000 during the final year of the agreement. The total amount due to the Company under this agreement over the next six years is $3,050,000.

     Pursuant to the Consulting Agreement, which is filed herewith as Exhibit 10.3, the Company has agreed to provide consulting and transition services to Jireh and its affiliates. The agreement requires the annual payment of $120,000 to the Company during the six year term of the agreement. The total amount due to the Company under this agreement is $720,000.

     The payments under the agreements in the first year after the closing, totaling $1,000,000, are guaranteed by two bank letters of credit, each in the amount of $500,000, issued by National Australia Bank Ltd.

Item 2.01 Completion of Acquisition or Disposition of Assets

     As previously announced, on December 5, 2004, the Company entered into a definitive agreement with Jireh, the Company’s then current Gloria Jean’s franchisee in Australia, and certain of its affiliates, pursuant to which the Company agreed to sell its Gloria Jean’s international franchise operations for $16 million in cash at closing and an additional amount equal to approximately $7.0 million over a six-year period pursuant to related license and consulting agreements. On February 10, 2005, the Company completed the sale.

     On February 11, 2005, the Company issued a press release announcing the completion of the sale. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

     The following pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference:

(i)	Unaudited Pro Forma Balance Sheet of Diedrich Coffee, Inc. as of December 15, 2004

(ii)	Unaudited Pro Forma Statement of Operations of Diedrich Coffee, Inc. for the twenty-four weeks ended December 15, 2004

(iii)	Unaudited Pro Forma Statement of Operations of Diedrich Coffee, Inc. for the fiscal year ended June 30, 2004

(iv)	Notes to Unaudited Pro Forma Financial Statements of Diedrich Coffee, Inc.

(c)	Exhibits

Exhibit No.	Description
10.1	Roasting License Agreement, dated February 10, 2005
10.2	Trademark License Agreement, dated February 10, 2005
10.3	Consulting Agreement, dated February 10, 2005
99.1	Press Release, dated February 11, 2005
99.2	Unaudited Pro Forma Financial Statements and Information

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2005

DIEDRICH COFFEE, INC.
By:	/s/ Martin A. Lynch
Martin A. Lynch
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Roasting License Agreement, dated February 10, 2005
10.2	Trademark License Agreement, dated February 10, 2005
10.3	Consulting Agreement, dated February 10, 2005
99.1	Press Release, dated February 11, 2005
99.2	Unaudited Pro Forma Financial Statements and Information